Exhibit 21.1

The following is a list of subsidiaries of the registrant. The list omits some subsidiaries which, in the aggregate, would not constitute a significant subsidiary.

	Other Names under which	Jurisdiction of
Name	Subsidiary Does Business	Organization
Acro Canada Inc		Canada
Carmagen Engineering, Inc.		New Jersey
CISMIS Springfield Corp.		Delaware
Conam Inspection and Engineering Services, Inc.		Delaware
DIAPAC LLC.		Russia
GMA Aeronautica S.L.U.		Germany
GMA Engineering GmbH		Germany
GMA Holding B.V.		The Netherlands
GMA Werkstoffprufung GmbH		Germany
Mistras Canada Inc.		Canada
Mistras GMA Holdings GmbH		Germany
Mistras Group B.V.		The Netherlands
Mistras Group GmbH		Germany
Mistras Group Limited		England and Wales
Mistras Group SAS		France
Mistras Group Hellas A.B.E.E.		Greece
Mistras International Holdings Inc.		Delaware
Mistras Metaltec Inc.		Canada
Mistras Optimus Inc.		Canada
Mistras Quebec Holdings Inc.		Canada
NDT do Brasil Ltd.		Japan
Nippon Physical Acoustics Ltd.		Brazil
Physical Acoustics Argentina S.A.		Argentina
Physical Acoustics Corporation		Delaware
Physical Acoustics India Private Ltd.		India
Physical Acoustics South America LTDA		Brazil
Quality Services Laboratories, Inc.		Delaware
QSL NDT Inc.		Delaware
QSL NDT Alberta Inc.		Canada
QSL NDT Quebec Inc.		Canada
SPG Hydro International Inc.		Canada
The Nacher Corporation		Louisiana
ThermTech Services, Inc.		Florida